                                 EXHIBIT 10.40

                        AMENDED AND RESTATED OPERATING
                       AGREEMENT OF PEGASUS TECHNOLOGIES
                       an Ohio Limited Liability Company
                       Effective as of March ____, 1998

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1.     DEFINITIONS

ARTICLE 2.     FORMATION OF COMPANY

               2.01    Formation
               2.02    Name
               2.03    Principal Place of Business
               2.04    Registered Office and Registered Agent
               2.05    Term

ARTICLE 3.     BUSINESS OF COMPANY

ARTICLE 4.     NAMES AND ADDRESSES OF MEMBERS

ARTICLE 5.     RIGHTS AND DUTIES OF MANAGERS

               5.01    Management
               5.02    Number, Tenure and Qualifications
               5.03    Powers of Managers
               5.04    Members Have No Authority to Bind
               5.05    Liability for Certain Acts
               5.06    Managers Have No Exclusive Duty to Company
               5.07    Bank Accounts
               5.08    Indemnity of the Managers,  Employees and Other Agents
               5.09    Resignation
               5.10    Removal
               5.11    Vacancies
               5.12    Salaries
               5.13    Meetings
               5.14    Place of Meetings
               5.15    Notice of Meetings
               5.16    Meeting of All Managers
               5.17    Action by Managers Without A Meeting
               5.18    Waiver of Notice
               5.19    Telephonic Meetings

ARTICLE 5A.    RIGHTS AND DUTIES OF MANAGEMENT TEAM

ARTICLE 6.     RIGHTS AND OBLIGATIONS OF MEMBERS

               6.01    Limitation of Liability
               6.02    Company Debt Liability
               6.03    List of Members
               6.04    Matters Requiring Supermajority Vote
               6.05    Company Books
               6.06    Priority and Return of Capital
               6.07    Liability of a Member to the Company

ARTICLE 7.     MEETINGS OF MEMBERS

               7.01    Meetings
               7.02    Place of Meetings
               7.03    Notice of Meeting
               7.04    Meeting of All Members
               7.05    Record Date
               7.06    Quorum
               7.07    Manner of Acting
               7.08    Proxies
               7.09    Action by Members Without a Meeting
               7.10    Waiver of Notice
               7.11    Telephonic Meetings
               7.12    Budget and Business Plan
               7.13    Mediation and Binding Arbitration

ARTICLE 8.     CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

               8.01    Members' Capital Contributions
               8.02    Additional Contributions
               8.03    Capital Accounts
               8.04    Withdrawal or Reduction of Members' Contributions to
                       Capital

ARTICLE 9.     ALLOCATIONS, INCOME TAX DISTRIBUTIONS,
               ELECTIONS AND REPORTS

               9.01    Allocation of Net Profits.
               9.02    Allocation of Net Losses.
               9.03    Treasury Regulation Allocations

               9.04    Compliance with Code Section 704(b)
               9.05    Minimum Cash Chargeback
               9.06    Partner Recourse Liabilities
               9.07    Qualified Income Offset
               9.08    Curative Allocations
               9.09    Section 754 Election
               9.10    Distributions
               9.11    Limitation Upon Distributions
               9.12    Accounting Principles
               9.13    No Interest on Return of Capital
               9.14    Loans to Company
               9.15    Accounting Period
               9.16    Records, Audits and Reports
               9.17    Returns and Other Elections
               9.18    Tax Matters Member

ARTICLE 10.    TRANSFERABILITY

               10.01   General
               10.02   Right of First Refusal
               10.03   Transferee Not Member in Absence of Unanimous Consent
               10.04   Purchase on Death
               10.05   Earn-back Option

ARTICLE 11.    ADDITIONAL MEMBERS

ARTICLE 12.    DISSOLUTION AND TERMINATION

               12.01   Dissolution
               12.02   Winding Up, Liquidation and Distribution of Assets
               12.03   Articles of Dissolution
               12.04   Effect of Filing of Articles of Dissolution
               12.05   Return of Contribution Nonrecourse to Other Members

ARTICLE 13.    MISCELLANEOUS PROVISIONS

               13.01   Notices
               13.02   Books of Account and Records
               13.03   Application of Ohio Law
               13.04   Waiver of Action for Partition
               13.05   Amendments
               13.06   Execution of Additional Instruments
               13.07   Construction

               13.08   Headings
               13.09   Waivers
               13.10   Rights and Remedies Cumulative.
               13.11   Severability
               13.12   Heirs, Successors and Assigns
               13.13   Creditors
               13.14   Counterparts
               13.15   Entire Agreement
               13.16   Joint Preparation
               13.17   Incorporation of Exhibits, etc.

EXHIBIT A      List of Members, Managers & Management Committee

EXHIBIT B      License & Service Agreement

                                  ARTICLE I.

                                  DEFINITIONS

     THIS Operating Agreement is made and entered into as of March ___, 1998, by and between the Members: KFx Inc., a Delaware Corporation, Brad J. Radl, Philip
A. Weintz, Willie B. Roland Jr., Terry V. Radl, and AIW/P Holdings, Inc., an Ohio corporation and, Economic Interest Owner, Richard W. Vesel, whose signatures appear on the signature page hereof.

     WITNESSETH:

     WHEREAS, Alfred R. Lipton filed Articles of Organization for Pegasus Technologies, Limited with the Secretary of State of Ohio on July 17, 1996; and

     WHEREAS, KFx Inc., a Delaware Corporation, has acquired the membership interests of P. Jeffrey Lucier, Craig W. Fraser and Alfred R. Lipton and a percentage of the membership interests of Brad J. Radl, Phillip A. Weintz, Willie B. Roland Jr. and Terry V. Radl; and

     WHEREAS, all of the existing members including AIW/P Holdings, Inc., an Ohio Corporation, have approved by unanimous consent the sales and transfers to KFx; and

     WHEREAS, KFx Inc. as a new member and the existing members and Economic Interest Owner desire to adopt an Amended and Restated Operating Agreement.

     NOW THEREFORE, the parties agree as follows:

     1.01 Definitions. The following terms used in this Amended and Restated Operating Agreement shall have the following meanings:

           (a) "Act" shall mean the Ohio Limited Liability Company Act, as amended, Ohio Revised Code Chapter (S) 1705.

           (b) "Articles of Organization" shall mean the Articles of Organization of Pegasus as filed with the Secretary of State of Ohio, as amended from time to time.

           (c) "Book Value" shall mean, with respect to any asset of the Company, such asset's adjusted basis for Federal income tax purposes, except as follows:

                (1) the initial Book Value of any assets contributed by a Member to the Company shall be the gross fair market value of such assets at the time of such contribution;

                (2) the Book Values of all of the Company's assets may be adjusted by the Company to equal their respective gross fair market values, as determined by the Managers as of the following times: (i) the admission of a new Member to the Company or acquisition by an existing Member of an additional Economic Interest in the Company; (ii) the distribution by the Company of money or property to a retiring or continuing Member in consideration for the retirement of all or a portion of such Member's Membership Interest in the Company; (iii) the termination of the Company for Federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (iv) such other times as determined by the Members;

                (3) determinations of fair market value for purposes of this definition and other distributions of Company property shall be made in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(h); and

                (4) the Book Value of a Company asset shall be adjusted for the depreciation and amortization of such asset taken into account in computing Net Profits and Net Losses and for Company expenditures and transactions that increase or decrease the asset's Federal income tax basis.

           (d) "Capital Account" as of any given date shall mean the Capital Contribution to the Company by a Member as adjusted up to such date pursuant to
Article 8.

           (e) "Capital Contribution" shall mean any contribution to the capital of the Company in cash, property or services by a Member whenever made. "Initial Capital Contribution" shall mean the initial contribution to the capital of the Company pursuant to this Operating Agreement.

           (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

           (g) "Company" shall refer to "Pegasus Technologies, Limited" or "Pegasus".

           (h) "Deficit Capital Account" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

                (1) credit to such Capital Account any amount which such Member is obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2 (g) (1) and (i) (5) of the Treasury Regulations after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any Member for a partner nonrecourse liability (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

                (2) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii) (d)(4), (5) and (6) of the Treasury Regulations.

     This definition of Deficit Capital Account is intended to comply with the requirements of the alternative test for economic effect contained in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and will be interpreted consistently with those provisions.

           (i) "Distributable Cash" shall mean all cash, revenues and funds received by the Company from Company operations, less the sum of the following to the extent paid or set aside by the Company: (i) all sums paid to lenders;
(ii) all cash expenditures incurred in the normal operation of the Company's business; (iii) such Reserves as the Members holding at least 86% of the Percentage Interests deem reasonably necessary for the proper operation of the Company's business.

           [(j) "Economic Interest" shall mean a Member's or Economic Interest Owner's share of one or more of the Company's Net Profits, Net Losses and distributions of the Company's assets pursuant to this Operating Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including, the right to vote on, consent to or otherwise participate in any decision of the Members or Managers.]

           [(k) "Economic Interest Owner" shall mean the owner of an Economic Interest who is not a Member.]

           (l) "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, business trust, cooperative, association, foreign trust or foreign business organization.

           (m) "Gifting Member" shall mean any Member or [Economic Interest Owner] who gifts bequeaths or otherwise transfers for no consideration (by operation of law or otherwise, except with respect to bankruptcy) all or any part of its Membership Interest [or Economic Interest.]

           [(n) "Interest Holder" shall mean either a Member holding an Economic Interest or an Economic Interest Owner.]

           (o) "KFx" shall mean KFx Inc., a Delaware Corporation, with its principal offices at 1999 Broadway, Denver, Colorado.

           (p) "Majority Interest" shall mean Members holding Percentage Interests, which, in the aggregate, exceed 50% of all Percentage Interests.

           (q) "Manager" shall mean one or more managers. References to the Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine reference, as the case may be.

           (r) "Member" shall mean each of the parties who executes a counterpart of this Operating Agreement as a Member and each of the parties who may hereafter become Members. To the extent a Manager has purchased a Membership Interest he will have all the rights of a Member with respect to such Membership Interest and the term "Member" as used herein shall include a Manager to the extent he has purchased such Membership Interest. If a Person is a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest, such Person shall have all the rights of a Member with respect to such purchased or otherwise acquired Membership Interest or Economic Interest, as the case may be. A Person who only holds an Economic Interest shall not be considered a Member.

           (s) "Membership Interest" shall mean a Member's entire interest in the Company excluding such Member's Economic Interest and the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Operating Agreement and the Act.

           (t) "Net Profits" and "Net Losses" shall mean the taxable income or taxable loss of the Company for each fiscal year or relevant period, as determined for Federal income tax purposes except as modified below, including, without limitation, each item of Company income, gain, loss or deduction as determined in accordance with the accrual method of accounting. Net Profits and Net Losses shall also include income exempt from tax and described in Code
Section 705(a)(l)(B) and expenditures of the Company which are neither deductible nor properly chargeable to the Capital Accounts under Section 705(a)(2)(B) of the Code (or treated as such expenditures), gain (or loss) on the excess (deficit), if any, of the fair market value of distributed property over (under) its Book Value, and the difference between the fair market value of the Company's assets and their respective Book Values, adjusted in accordance with the definition of Book Value. Depreciation, depletion, amortization, income and gain (or loss) with respect to Company assets shall be computed with reference to their Book Value rather than to their adjusted bases and in accordance with Treasury Regulations Section 1.704-1(b)(1)(iv)(g)(3). To the extent that Treasury Regulations Section 1.704-1(b)(2)(iv)(m) requires that any adjustment to the tax basis of any Partnership property be taken into account in determining Capital Accounts, the amount of such adjustment shall be included in the Net Profits and Net Losses, as appropriate.

           (u) "Operating Agreement" shall mean this Amended and Restated Operating Agreement as originally executed and as amended from time to time.

           (v) "Percentage Interest" shall mean, for any Member, the percentage interest in the Company as set forth on Exhibit A, as may be changed from time to time.

           (w) "Persons" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

           (x) "Radl Group" shall mean collectively, Brad J. Radl, Philip A. Weintz Willie B. Roland Jr. and Terry V. Radl, all Members of Pegasus. Richard
W. Vesel is an Economic Interest Owner associated with the Radl Group, but is not a Member of Pegasus.

           (y) "Reserves" shall mean funds set aside or amounts allocated to reserves which shall be maintained in amounts deemed sufficient by the affirmative vote of Members holding at least 86% of the Percentage Interests for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

           (z) "Selling Member" shall mean any Interest Holder which sells, assigns, pledges, hypothecates or otherwise transfers for consideration all or any portion of its Membership Interest or Economic Interest.

           (aa) "Tax Matter Partner" KFx shall initially serve as the "Tax Matters Partner" as that term is defined in Section 6231 of the Code. The Tax Matter Partner may sometimes be referred to herein as "Tax Matter Member."

           (bb) "Transferring Member" shall collectively mean a Selling Member and a Gifting Member.

           (cc) "Treasury Regulations" shall mean the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

           (dd) "Withdrawal Event" shall occur upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event which terminates the continued membership of a Member in the Company.

                                  ARTICLE 2.

                             FORMATION OF COMPANY

     2.01 Formation. Pegasus has been organized as an Ohio Limited Liability Company by executing and delivering Articles of Organization to the Ohio Secretary of State in accordance with and pursuant to the Act.

     2.02  Name.  The name of the Company is Pegasus Technologies, Limited.

     2.03 Principal Place of Business The principal place of business of the Company within the State of Ohio shall be Painesville, Ohio. The Company may locate its places of business and registered office at any other place or places as the Managers may deem advisable.

     2.04 Registered Office and Registered Agent. The Company's initial registered office shall be at the office of its registered agent at 1100 Mentor Avenue, Painesville, OH., 44077 and the name of its initial registered agent shall be Brad J. Radl. The registered office and registered agent may be changed by filing the address of the new registered office and/or the name of the new registered agent with the Ohio Secretary of State pursuant to the Act.

     2.05 Term. The term of the Company shall be 99 years from the date of filing of Articles of Organization with the Ohio Secretary of State, unless the Company is earlier dissolved in accordance with either the provisions of this Operating Agreement or the Act.

                                  ARTICLE 3.

                              BUSINESS OF COMPANY

     The business of the Company shall be:

     3.01 To develop, enhance, market sell and service computer software and information technology for process control optimization, primarily but not exclusively, in the public utility industry in the United States and selected foreign markets, under the name "Pegasus Technologies, Limited".

     3.02 To accomplish any lawful business whatsoever, or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

                                  ARTICLE 4.

                        NAMES AND ADDRESSES OF MEMBERS

     The names and addresses of the Members are as follows:

     NAME                ADDRESS

KFx Inc.                 1999 Broadway, Suite 3200, Denver, CO., 80202

AIW/P Holdings, Inc.     3659 Green Road, Beachwood, Ohio 44122

Brad J. Radl             397 Manhattan Parkway, Painesville, Ohio 44077

Willie B. Roland Jr.     1126 Jackson Street, Wilkensburg, Pennsylvania 15221

Philip A. Weintz         5438 White Road, Geneva, Ohio 44041

Terry V. Radl            397 Manhattan Parkway, Painesville, Ohio 44077


                                  ARTICLE 5.

                         RIGHTS AND DUTIES OF MANAGERS

     5.01 Management. The Managers shall direct, manage and control the business of the Company through the Management Team (Article 5A hereto). Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by non-waivable provisions of the Act, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business. No one Manager may take any action permitted to be taken by the Managers, unless otherwise specifically authorized, in writing, by the Managers.

     5.02  Number, Tenure and Qualifications.

           (a) The Company shall initially have five (5) Managers who are set forth in Exhibit A. KFx shall appoint three (3) Managers, the Radl Group shall appoint one (1) Manager and AIW/P Holdings, Inc. shall appoint one (1) manager.

           (b) The number of Managers may otherwise be fixed from time to time by the affirmative vote of Members holding at least 86% of the Percentage Interests, but in no instance shall there be less than one Manager. Each Manager shall hold office until his successor shall have been elected and qualified. KFx, the Radl Group and AIW/P Holdings, Inc., shall each elect its respective Managers, except as otherwise provided, in the manner as each shall determine. Managers need not be Interest Holders of the Company.

     5.03  Certain Powers of Managers.  Without limiting the generality of
Section 5.01, the Managers, by majority vote, shall have the power and authority, on behalf of the Company:

           (a) To acquire property from any Person as the Managers may determine. whether or not such Person is directly or indirectly affiliated or connected with any Manager or Member:

           (b) Subject to the provisions of Section 6.04, cause the Company to borrow money from such banks, or other lending institutions, the Managers, Members, or affiliates of the Managers or Members on such terms as the Managers deem appropriate, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Managers or to the extent permitted under the Act, by agents or employees of the Company expressly authorized to contract such debt or incur such liability by the Managers;

           (c) To purchase liability and other insurance to protect the Company's property and business;

           (d) To hold and own Company real and personal properties in the name of the Company;

           (e) Subject to the provisions of Section 6.04, to invest Company funds in time deposits, short-term governmental obligations, commercial paper or other investments;

           (f) Subject to the provisions of Section 6.04, to sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan as long as such disposition is not in violation of or a cause of a default under any other agreement to which the Company may be bound.

           (g) To execute on behalf of the Company all instruments and documents, including, without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Company's property; assignments, bills of sale; leases; and any other instruments or documents necessary to the business of the Company.

           (h) To employ accountants, legal counsel, managing agents or other experts to perform services for the Company;

           (i) Subject to the provisions of Section 6.04, to enter into any and all other agreements on behalf of the Company, in such forms as the Managers may approve; and

           (j) Subject to the provisions of Section 6.04, to do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

     5.04 Authority to Act. Unless authorized to do so by this Operating Agreement or by the Managers of the Company, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers to act as an agent of the Company in accordance with the previous sentence.

     5.05 Liability for Certain Acts. Each Manager shall perform his duties as Manager in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct or a wrongful taking by the Manager.

     5.06 Managers Have No Exclusive Duty to Company. Except for those on the Management Team (excluding Jeffrey A. Hansen), a Manager shall not be required to manage the Company as his sole and exclusive function and he may have other business interests and engage in activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other investments or activities of the Managers or to the income or proceeds derived therefrom.

     5.07 Bank Accounts. The Managers may from time to time open bank accounts in the name of the Company. Two of the Managers shall be the signatory(ies) thereon. All checks drafts, notes and other negotiable instruments which exceed $10,000 shall require the signature of a representative of KFx and Brad J. Radl.

     5.08 Indemnity of the Managers, Employees and Other Agents. Provided that Members owning a Majority Interest approve, the Company shall, to the maximum extent permitted under Section 1705.32 of the Act, indemnify and make advances for expenses to Managers, employees and other agents.

     5.09 Resignation. Any Manager may resign at any time by giving written notice to the Members. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     5.10 Removal. Subject to the provisions of Section 5.02, the Radl Group and KFx shall, respectively, have the right to remove at any time, with cause, any or all of its own appointed or elected Managers. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

     5.11 Vacancies. Any vacancy occurring for any reason in the number of Managers may be filled by whichever group elected said Manager(s) and in such manner as the respective group determines. Any Manager's position to be filled by reason of an increase in the number of Managers shall be filled by the election at a meeting of Members called for that purpose or by the Members' unanimous written consent. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until the expiration of such term and until his successor shall be elected and qualified or until his earlier death, resignation or removal. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until his successor shall be elected and qualified, or until his earlier death, resignation or removal.

     5.12 Salaries. Other than those Managers serving on the Management Team, no Manager shall receive a salary or other compensation unless otherwise provided by the affirmative vote of Members holding at least 86% of all Percentage Interests, in which case no such Manager shall be prevented from receiving such salary because he is also a Member.

     5.13 Meetings. Meetings of the Managers, for any purpose or purposes, may be called by the Tax Matters Partner or by any Manager. Unless otherwise provided for in this Operating Agreement, action to be taken by the Managers shall be by simple majority vote of all the Managers.

     5.14 Place of Meetings. A majority of the Managers may designate any place, either within or outside the State of Ohio, as the place of meeting for any meeting of the Managers. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal place of business of the Company in the State of Ohio.

     5.15 Notice of Meetings. Except as otherwise provided in this Agreement, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than fifteen (15) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the Tax Matters Partner or Manager calling the meeting, to each Manager entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Manager at his or her address as it appears on the books of the Company, with postage thereon prepaid.

     5.16 Meeting of All Managers. If all of the Managers shall meet at any time and place, either within or outside of the State of Ohio, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

     5.17 Action by Managers Without a Meeting. Action required or permitted to be at a of meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Manager entitled to vote and delivered to the Tax Matters Partner for inclusion in the minutes or for filing with the Company records. Action taken under this
Section is effective when all Managers entitled to vote have signed the consent, unless the consent specifies a different effective date.

     5.18 Waiver of Notice. When any notice is required to be given to any Manager, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

     5.19 Telephonic Meetings. A Manager may participate in a meeting of Managers by means of conference telephone or similar communications equipment (to include electronic communication), enabling all Managers participating in the meeting to communicate with one another. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                  ARTICLE 5A.

                   RIGHTS AND OBLIGATIONS OF MANAGEMENT TEAM

     5A.01 Management Team. The daily business and affairs of the Company shall be managed by its Management Team (the "Team"). The Managers by a majority vote, may increase or decrease the number of persons on the Management Team. The Team shall initially consist of:

                           Brad J. Radl - President
                 Philip A. Weintz - Vice President/Engineering
           Willie B. Roland Jr. - Vice President/Sales and Marketing
                  Jeffrey A. Hansen - Vice President/Finance

The Team will manage and control the daily business of the Company. Except for situations in which the approval of the Managers or Members is expressly required by this Agreement or by non-waivable provisions of the Act, the Team shall have full and complete authority, power and discretion to manage the ordinary day-to-day business, affairs and properties of the Company, to make decisions regarding those matters and to perform any and all other administrative or ministerial acts or activities customary, or incident to the daily management of the Company's business.

     5A.02 Powers of the Management Team. The Team shall have power and authority, within the parameters of the budget and the annual business plan (specifically the operating guidelines) adopted by the Members at the annual meeting, on behalf of the Company:

           (a) To execute the following instruments and documents, including: checks, drafts; other negotiable instruments; financing statements; bills of sale; contracts and any other instruments or documents necessary to the conduct of the daily business of the Company.

           (b) To enter into any and all other agreements on behalf of the Company, in such forms as the Managers may approve; and

           (c) To do and perform all other administrative acts as may be necessary or appropriate to the conduct of the Company's business.

                                  ARTICLE 6.

                       RIGHTS AND OBLIGATIONS OF MEMBERS

     6.01 Limitation of Liability. Each Member's liability shall be limited as set forth in this Operating Agreement, the Act and other applicable law.

     6.02 Company Debt Liability. Except as provided in Sections 6.07 and 8.02 or as otherwise required by law, no Member shall be liable under a judgment, decree or order of the court or in any other manner for a debt obligation or liability of the Company.

     6.03 List of Members. Upon the written request of any Member, the Managers shall provide a list showing the names, addresses and Membership Interests and Economic Interests of all Members.

     6.04  Matters Requiring Supermajority Vote.

     (a) The following matters require the affirmative vote of Members holding at least 86% of the Percentage Interests:

                (1) Sell or otherwise dispose of all or substantially all of the assets of the Company as part of a single transaction or plan;

                (2) Merge or consolidate the Company with a third party entity or accept new Members or Economic Interest Owners;

                (3) Approve performance incentives, bonus plans or other employee compensation plans and Manager salaries;

                (4) Amend this Amended and Restated Operating Agreement.

                (5) Establish budgets, approve annual business plans or require Members or Economic Interest Holders to make additional capital contributions provided that in the event of non-approval of the annual budget and/or business plan, the budget and/or business plan for the previous year shall continue to apply until replaced.

                (6) Fix the number of Managers;

                (7) Dissolve the Company; or

                (8) Remove the Management Team.

     6.05 Company Books. The Managers shall maintain and preserve and during the term of the Company, the accounts, books, and other relevant Company documents described in Section 9.16. Upon reasonable written request, each Member and Economic Interest Owner shall have the right, at a time during ordinary business hours, as reasonably determined by the Managers, to inspect and copy, at the requesting Interest Holder's expense the Company documents identified in Section 1705.28 of the Act, and such other documents which the Managers deem appropriate.

     6.06 Priority and Return of Capital. Except for the provisions in Article 9 hereof, no Interest Holder shall have priority over any other Interest Holder, either as to the return of Capital Contributions or as to Net Profits, Net Losses or distributions; provided that this Section shall not apply to loans which a Member has made to the Company.

     6.07 Liability of a Member to the Company. A Member who receives a distribution or the return in whole or in part of its contribution is liable to the Company only to the extent provided by the Act.

                                  ARTICLE 7.

                              MEETINGS OF MEMBERS

     7.01 Meetings. A meeting of the Members shall occur annually, during the month of November at a date to be set by a Majority Vote of the Managers. Additional meetings of the Members, for any purpose or purposes may be called by any Manager or by any Member or Members holding at least 25% of the Percentage Interests.

     7.02 Place of Meetings. The Members may designate any place, either within or outside the State of Ohio, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal place of business of the Company in the State of Ohio.

     7.03 Notice of Meetings. Except as provided in Section 7.04, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than fifteen (15) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Member or Members calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid.

     7.04 Meeting of All Members. If all of the Members shall meet at any time and place either within or outside of the State of Ohio, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

     7.05 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     7.06 Quorum. Members holding at least fifty percent of all Percentage Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members; however, there must be a member from KFx Inc. In the absence of a quorum at any such meeting, a majority of the Percentage Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. However, if the adjournment is for more than sixty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Percentage Interests whose absence would cause loss of a quorum.

     7.07 Manner of Acting. If a quorum is present, the affirmative vote of Members holding a Majority Interest shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles of Organization, or by the Operating Agreement. Unless otherwise expressly provided herein or required under applicable law, only Members who have a Membership Interest may vote or consent upon any matter and their vote or consent, as the case may be, shall be counted in the determination of whether the matter was approved by the Members.

     7.08 Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managers of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     7.09 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member entitled to vote and delivered to the Managers of the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when all Members entitled to vote have signed the consent, unless the consent specifies a different effective date.

     7.10 Waiver of Notice. When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

     7.11 Telephonic Meetings. A Member may participate in a meeting of Members by means of conference telephone or similar communications equipment enabling all Members participating in the meeting to hear one another. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     7.12 Budget and Business Plan. At least thirty (30) days prior to the annual meeting, which shall occur during the month of November, KFx (for so long as KFx owns a Majority Interest in the Company) shall submit to the other Members a business plan and budget for the upcoming year for the approval of the Members at the annual meeting. If such budget and or business plan is not approved in accordance with Section 6:04, then such budget and or business plan, at the request of any Member, shall be subject to Section 7:13 hereof.

     7.13 Mediation. In the event disputes arise between the Members and the Company, or between the Members, which in any way relate to this Amended and Restated Operating Agreement, and such disputes cannot be resolved amicably, the Members agree to first submit the dispute to resolution before a professional mediator. Said mediator shall be as agreed upon by the Members. Such mediation shall be a condition precedent to litigation except where the Members are unable to agree on a professional mediator.

                                  ARTICLE 8.

               CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

     8.01 Members' Capital Contributions. The Initial Capital Contribution of KFx is $2,200,000. The Capital Contribution of the Radl Group and Richard W. Vesel was in the form of management services and the Capital Contribution of AIW/P Holdings, Inc. was the granting of an exclusive license.

     8.02 Additional Contributions. A Member or Economic Interest Owner shall be required to make such additional Capital Contributions ("Additional Capital Contributions") in the form and amount as shall be determined by the affirmative vote of Members holding at least 86% of the Percentage Interests, from time to time to be reasonably necessary to meet the expenses and obligations of the Company (a "Shortfall").

     (a) After the making of any such determination, the Managers shall give written notice to each Member and Economic Interest Owner of the amount of the required Additional Contribution, if any, and each Member and Economic Interest Owner shall deliver to the Company its pro rata share thereof, (in proportion to the respective Percentage Interest of the Member and Economic Interest Owner on the date such notice is given or in such proportion as the Member Groups otherwise determine) no later than thirty (30) days following the date such notice is given.

     (b) In the event any Member fails to make any Additional Capital Contribution within the time specified (a "Non-Contributing Member"), the other Members or any of them (the "Contributing Members") shall have the option to contribute directly to the Company the funds required of the Non-Contributing Member. If there is more than one Contributing Member each Contributing Member shall pay that portion of the funds required of the Non-Contributing Member pro rata based on that Member's Percentage Interest to the aggregate Percentage Interests of the other Contributing Members, as determined prior to the request for Additional Capital Contributions.

     (c) Failure to Receive Shortfall. In the event Additional Capital Contributions are insufficient to satisfy the Shortfall, the project or action for which the Shortfall was requested will either (i) not be taken, or (ii) the Company shall enter into an arrangement with other Members or third parties to meet the total Shortfall requested; provided, however, that should the Managers elect to proceed under clause (ii), the Members must approve such decision in accordance with the terms of this Operating Agreement.

     (d) Adjustment to Capital Accounts. Upon receipt of such Additional Capital Contributions, the Capital Accounts and Percentage Interests of each Member shall be adjusted to reflect such additional contributions.

     (e)  None of the terms, covenants, obligations or rights contained in this
Section 8.02 is or shall be deemed to be for the benefit of any person or entity other than the Members and the Company, and no such third person shall under any circumstances have any right to compel any actions or payments by the Managers and/or the Members.

     8.03 Capital Accounts.

          (a) A separate Capital Account will be maintained for each Member and Economic Interest Owner. The Capital Account will be increased by (1) the amount of money contributed by such Member or Economic Interest Owner to the Company; (2) the fair market value of property contributed by such Member or Economic Interest Owner to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); and (3) allocations to such Member or Economic Interest Owner of Net Profits and any other items of income or gain. Each Member's or Economic Interest Owner's Capital Account will be decreased by (1) the amount of money distributed to such Member or Economic Interest Owner by the Company; (2) the fair market value of property distributed to such Member or Economic Interest Owner by the Company (net of liabilities secured by such distributed property that such Member or Economic Interest Owner is considered to assume or take subject to under Code Section 752); and (3) allocations to such Member or Economic Interest Owner of Net Losses and any other items of loss or deduction.

          (b) In the event of a permitted sale or exchange of a Membership Interest or an Economic Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest or Economic Interest in accordance with Section 1.704-1 (b)(2)(iv) of the Treasury Regulations.

          (c) The manner in which Capital Accounts are to be maintained pursuant to this Section 8.03 is intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. If the Company determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 8.03 should be modified in order to comply with Code Section 704(b) and the Treasury Regulations, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 8.03, the method in which Capital Accounts are maintained shall be so modified, provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members or the Economic Interest Owner as set forth in the Operating Agreement.

          (d) Upon liquidation of the Company (or any Member's Membership Interest or Economic Interest Owner's Economic Interest), liquidating distributions will be made in accordance with the positive Capital Account balances of the Members and Economic Interest Owner, as determined after taking into account all Capital Account adjustments for the

Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid within sixty days of the end of the taxable year (or, if later, within one hundred twenty days after the date of the liquidation). The Company may offset damages for breach of this Operating Agreement by an Interest Holder whose interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to such Member.

          (e)  Except as otherwise required in the Act (and subject to Sections
8.01 and 8.02), no Interest Holder shall have any liability to restore all or any portion of a deficit balance in such Interest Holder's Capital Account.

     8.04 Withdrawal or Reduction of Members' Contributions to Capital:

          (a) Except as otherwise provided in Section 9.13, a Member shall not receive out of the Company's property any part of its Capital Contribution until all liabilities of the Company have been paid or there remains property of the Company sufficient to pay them.

          (b) A Member, irrespective of the nature of its Capital Contribution, has only the right to demand and receive cash in return for its Capital Contribution.


                                   ARTICLE 9.

             ALLOCATIONS, INCOME TAX, DISTRIBUTIONS, ELECTIONS AND
                                    REPORTS

     9.01 Allocation of Net Profits. Net Profits shall first be allocated in proportion to, and to the extent of, the excess of prior allocations of Net Losses under Section 9.02 below over prior allocation of Net Profits under this
Section 9.01 and, second, any remaining Net Profits shall be allocated among the Members in proportion to their Percentage Interests.

     9.02 Allocation of Net Losses. Net Losses shall first be allocated among the Members in proportion to and to the extent of the positive balances in their respective Capital Accounts and, second, any remaining Net Losses shall be allocated among the Members in proportion to their Percentage Interests.

     9.03  Treasury Regulation Allocations.  When the Book Value of a
Company asset differs from its basis for Federal or other income tax purposes, solely for purposes of the relevant tax and not for purposes of computing Capital Account balances, income, gain, loss, deduction and credit shall be allocated among the Members under the remedial allocation method under Treasury Regulations Section 1.704-3(d).

     9.04 Compliance with Code Section 704(b). Notwithstanding the foregoing, if the amount of Net Losses that would otherwise be allocated to a Member would cause or increase a Deficit Capital Account balance in such member's Capital Account (an "Excess Deficit"), Net Losses equal to the amount thereof that would cause or increase such Excess Deficit shall instead be allocated to the Members to whom such Net Losses can be allocated without causing or increasing an Excess Deficit.

     9.05 Minimum Gain Chargeback. In any Fiscal Year in which the Company has "partnership minimum gain" (as determined under Treasury Regulations Section 1.704-2(d) or minimum gain attributable to any "partner nonrecourse liabilities" (as determined under Treasury Regulations Section 1.704-2(i)), the provisions of Treasury Regulations Section 1.704-2(f), (g) and (i) regarding chargebacks of partnership minimum gain and minimum gain attributable to partner nonrecourse liabilities shall apply.

     9.06  Partner Nonrecourse Liabilities. All deductions, losses and Code
Section 705(a)(2)(b) expenditures of the Company, as the case may be (all computed for "book" purposes), that are treated under Section 1.704-2(i) of the Treasury Regulations as deductions, losses, and expenditures attributable to "partner recourse liabilities" of the Company shall be allocated to the Members bearing the risk of loss with respect to such liabilities in accordance with such Treasury Regulations.

     9.07 Qualified Income Offset. If any Member unexpectedly receives an adjustment allocation or distribution described in subparagraph (4), (5) or (6) of Section 1.704-1(b)(ii)(d) of the Treasury Regulations, which adjustment, allocation or distribution creates or increases an Excess Deficit in such Member's Capital Account, then such Member shall be allocated items of "book" income and gain in an amount and manner sufficient to eliminate or to reduce, as quickly as possible, the Excess Deficit so created or increased. For purposes of this Section 9.07, Capital Accounts shall be adjusted hypothetically as provided for in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. The Members intend that the provisions set forth in this Section 9.07 shall constitute a "qualified income offset" as described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. Such provision of the Treasury Regulation shall control in the case of any conflict between that provision of the Treasury Regulations and this Section 9.07.

     9.08 Curative Allocations. To the extent necessary to avoid any economic distortions which may result from application of the Regulatory Allocations, items of income, gain, loss, expense and deduction shall be allocated as appropriate in the reasonable discretion of the Managers in order to remedy any economic distortions that the Regulatory Allocations might otherwise cause, for purposes hereof, "Regulatory Allocations" shall mean the allocations provided under Sections 9.03 through 9.07.

     9.09 Section 754 Election. At the request of any Member, the Managers shall file an election on behalf of the Company pursuant to Section 754 of the Code to adjust the basis of Company property in the case of a transfer of a Partnership Interest.

     9.10 Distributions. A Member has no right to demand and receive any distribution in a form other than cash. All distributions of cash or other property shall be made to the Members pro rata in proportion to the respective Percentage Interests of the Members on the record date of such distribution. Except as provided in Section 9.11, all distributions of Distributable Cash and property shall be made at such time as determined by the Mangers. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 9.08.

     9.11  Limitation upon Distributions.

           (a) No distributions, priority or otherwise, or return of contributions be made and paid if, after the distribution or return of distribution is made either

                (1) the Company would be insolvent (using a fair market value analysis);

                (2) the net book or, alternatively, fair market value of the assets less the liabilities of the Company would be less than zero; or

                (3) the Company's Reserves would be reduced below such amount as the Managers may from time to time establish (pursuant to the affirmative vote of 86% of the Members).

           (b) The Managers may base a determination that a distribution or return of contribution may be made under Section 9.11 in good faith reliance upon a balance sheet and profit and loss statement of the Company represented to be correct by the person having charge of its books of account, or certified by an independent public or public accountant or firm of accountants to fairly reflect the financial condition of the Company.

     9.12 Accounting Principles. The profits and losses of the Company shall be determined in accordance with generally accepted accounting principles applied on a consistent basis using the cash method of accounting.

     9.13 No Interest on Return of Capital. No Member or group shall be entitled to interest on, or a return of, its Capital Contribution.

     9.14 Loans to Company. Nothing in this Operating Agreement shall prevent any Member from making secured or other loans to the Company by agreement with the Company.

     9.15 Accounting Period. The Company's accounting period shall be the calendar year ("Fiscal Year").

     9.16 Records, Audits and Reports. At the expense of the Company, the Managers shall maintain records and accounts of the operations and expenditures of the Company. The members expressly acknowledge and consent to the terms of that certain Administrative Services Agreement between the Company and KFx dated of even date herewith, whereby KFx has agreed to provide certain accounting, bookkeeping and other administrative services to the Company in accordance with the terms and provisions contained in such agreement. At a minimum the Company shall keep at its principal place of business the following records:

          (a) A current list of the full name and last known address of each Member and Economic Interest Owner setting forth the amount of cash each Member and Economic Interest Owner has contributed a description and statement of the agreed value of the other property or services each Member and Economic Interest Owner has contributed or has agreed to contribute in the future, and the date on which each became an Interest Holder;

          (b) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

          (c) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

          (d) Copies of the Company's currently effective written Operating Agreement, and copies of any financial statements of the Company for the three most recent years;

          (e)  Minutes of every meeting;

          (f) Any written consents obtained from Members for actions taken by Members without a meeting; and

          (g) Unless contained in the Articles of Organization or the Operating Agreement, a writing prepared by the Managers setting out the following:

          (1) The times at which or events on the happening of which any additional contributions agreed to be made by each Member and Economic Interest Owner are to be made.

          (2) Any right of an Interest Holder to receive distributions that include a return of all or any part of the Interest Holder's contributions.

          (3) Any power of an Interest Holder to grant the right to become an assignee of any part of the Interest Holder's interest, and the terms and conditions of the power.

     9.17 Returns and other Elections. The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Company's year upon the Members' written request. All elections permitted to be made by the Company under federal or state laws shall be made by the Managers in their sole discretion, provided that the Managers make any tax election requested by Members owning a Majority Interest.

     9.18 Tax Matters Member. KFx Inc. is designated the "Tax Matters Member" or "Tax Matters Partner" (as defined in Code Section 6231), and is authorized and required to represent the Company (at the Company's expense) in Connection with all examinations of the Company's affairs by tax authorities including, without limitation, administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings. The Tax Matters member may be changed by the majority vote of Managers.

                                  ARTICLE 10.

                                TRANSFERABILITY

     10.01 General. Except as otherwise specifically provided herein, no Interest Holder shall have the right, as to all or any part of its Membership Interest or Economic Interest to:

           (a) Sell, assign pledge, hypothecate, transfer, exchange or otherwise transfer for consideration, (collectively, "sell"); or

           (b) Gift, bequeath or otherwise transfer for no consideration (whether or not by operation of law, except in the case of bankruptcy).

     10.02 Right of First Refusal.

           (a)   Subject to the Radl Group's Earn-Back Option as set forth in section 10.05, each Member may sell their Membership Interests to other Members. Richard W. Vesel may sell his Economic Interest to other Members.

           (b) If a Selling Member desires to sell all or any portion of its Membership Interest or Economic Interest in the Company to a third party purchaser, the selling Member shall obtain from such third party purchaser a bona fide written offer to purchase such interest, stating the terms and conditions upon which the purchase is to be made and the consideration offered. The selling Member shall give written notification to the remaining Members, by certified mail or personal delivery, of its intention to so transfer such interest.

           (c) Primary Option to Purchase. Within 35 days after the receipt of the notice of intention to transfer a Percentage Interest (as set forth in Section 13.01) each remaining Member may exercise an option to purchase that proportion of the Percentage Interest proposed to be transferred which equals the proportion which the Percentage Interest owned by such remaining Member at the time of his receipt of the notice is of the total of the Percentage Interests then owned by all the remaining Members. The purchase option granted in this paragraph is herein referred to as the "Primary Option."

           (d) Secondary Option to Purchase. If a Member fails to exercise a Primary Option granted to him to purchase the Percentage Interest proposed to be transferred, each remaining Member who is granted and who exercises a Primary Option may, within ten days after the expiration of the 35-day option period provided for above, exercise an option to purchase the Percentage Interest with respect to which such Member has failed to exercise his Primary Option (hereinafter "the Option Interest"). In the case of a single remaining Member, his option shall be to purchase all of the Option Interest. In the case of two or more remaining Members, each such remaining Member's option shall be to purchase the portion of Option Interest which bears the same proportion to the total Option Interest as the Percentage Interest owned by each such remaining Member at the time of receipt of the notice provided for above bears to the total Percentage Interest then owned by all such remaining Members; provided that all such remaining Members may, by agreement among themselves, determine the proportions in which some or all of their number may exercise the option granted in this paragraph. The purchase option granted by this paragraph is referred to a the "Secondary Option."

           (e) In the event the remaining Members (or any one or more of the Members) give written notice to the selling Member of their desire to exercise this right of first refusal and to purchase all of the selling Member's interest in the Company which the selling Member desires to sell upon the same terms and conditions as are stated in the aforesaid written offer to purchase, the remaining Members shall have the right to designate the time, date and place of closing, provided that the date of closing shall be within sixty days after written notification to the Selling Member of the remaining Member or Members' election to exercise their right of the first refusal.

           (f) As a condition to the Company recognizing the effectiveness of either the purchase of the Selling Member's interest in the Company by a third party purchaser or the gift of an interest in the Company (including an Economic Interest), (subject to Section 10.04) substitution of a new Member, the remaining Members may require the Selling Member, Gifting Member or the proposed purchaser, donee or successor-in-interest, as the case may be, to execute, acknowledge and deliver to the remaining Members such instruments of transfer, assignment and assumption and such other certificates, representations and documents to perform all such other acts which the remaining Members may deem necessary or desirable to:

                 (1)  verify the purchase, gift or transfer, as the case may be;

                 (2) confirm that the person desiring to acquire an interest in the Company, or to be admitted as a Member, has accepted, assumed and agreed to be subject and bound by all of the terms, obligations and conditions of the Operating Agreement, (whether such Person is to be admitted as a new Member or an Economic Interest Owner);

                 (3) maintain the status of the Company as a partnership for federal tax purposes; and

                 (4) assure compliance with any applicable state and federal laws including securities laws and regulations.

           (g) Any sale or gift of a Membership Interest or Economic Interest or admission of a Member in compliance with this Article 10. shall be deemed effective as of the last day of the calendar month in which such transfer was made, or, if no such consent was required pursuant to Section 10.03(c), then on such date that the donee or successor interest complies with the conditions set forth in Section 10.03(c). The Selling Member agrees, upon request of the remaining Members, to execute such certificates or other documents and to perform such other acts as may be reasonably requested by the remaining Members from time to time in connection with such sale, transfer, assignment, or substitution. The Selling Member hereby indemnifies the Company and the remaining Members against any and all loss, damage, or expense (including, without limitation, tax liabilities or loss of tax benefits) arising directly or indirectly as a result of any transfer or purported transfer in violation of this Article 10.

     10.03   Transferee Not Member in Absence of Unanimous Consent.

           (a) Notwithstanding anything contained herein to the contrary (including, without limitation, Section 10.03 hereof), if all of the remaining Members do not approve by unanimous written consent of the proposed sale or gift of the Transferring Member's Membership or Economic Interest to a transferee or donee which is not a Member immediately prior to the sale or gift, then the proposed transferee or donee shall have no right to participate in the management of the business and affairs of the Company or to become a Member. The transferee or donee shall be merely an Economic Interest Owner. No transfer of a Member's interest in the Company (including any transfer of the Economic Interest or any other transfer which has not been approved by unanimous written consent of the Members) shall be effective unless and until written notice (including the name and address of the proposed transferee or donee and the date of such transfer) has been provided to the Company and the non-transferring Member(s).

           (b) Upon and contemporaneously with any sale or gift of a Transferring Member's Economic Interest in the Company which does not at the same time transfer the balance of the rights associated with the Economic Interest transferred by the Transferring Member (including, without limitation, the rights of the Transferring Member to participate in the management of the business and affairs of the Company), all rights and interest which were owned by the Transferring Member immediately prior to such sale or gift or which were associated with the transferred Economic Interest shall immediately lapse until either (1) the remaining Members, by unanimous consent, reinstate such rights to the Economic Interest Owner who did not previously obtain the unanimous written consent of the Members or (2) upon the remaining Members, by unanimous written consent, reinstating such rights to a successor or transferee of such Economic Interest Owner.

          (c) The restrictions on transfer contained in this Section 10.03 are intended to comply (and shall be interpreted consistently) with the restrictions on transfer set forth in Article 30 of the Act.

     10.04 Purchase on Death.

          (a) Upon the death of any Member who is an employee of the Company ("Active Member"), the Company (subject to the substitute Economic Interest Owner election in 10.05(b) hereof), shall have the obligation to purchase all of the Membership Interest owned by such Active Member either: (i) in lump sum within ninety (90) days, or (ii) in monthly installments not to exceed three (3) years, after qualification of the decedent's administrator, executor, or personal representative. The Company may elect either payment option in its sole discretion. The purchase price for such Membership Interest shall be as mutually agreed upon or, failing agreement, at such price as may be determined by a mutually acceptable independent valuator, and shall bear interest at a minimum rate to avoid the imputation of interest by the Internal Revenue Service. The independent valuator is not permitted to consider minority interest or lack of liquidity to determine the purchase price for such Membership Interest.

          (b) Notwithstanding the provisions of Section 10.05(a) above, a spouse, heir or designated beneficiary of a deceased Member shall have the right to become a substitute Economic Interest Owner (but not a Member), pursuant to any trust, will, inheritance, or similar mechanism. In the event such spouse, heir or designated beneficiary desires to become a substitute Economic Interest Owner, such person shall serve written notice on the Company within ninety (90) days of the date of death of such Member.

     10.05 Earn-Back Option.

          (a) KFx and the Radl Group have entered into a certain Earn-Back Letter Agreement (the "Earn-Back Agreement"), of even date herewith, whereby KFx shall transfer and/or sell 40 percent of its Membership Interests to the Radl Group subject to the terms and conditions as more specifically set forth in the Earn-Back Agreement.

          (b) Each member, by entering into this Operating Agreement acknowledges and consents to the terms, conditions and provisions of the Earn Back Agreement.

                                  ARTICLE II.

                              ADDITIONAL MEMBERS

     11.01 From the date of the formation of the Company, any Person or Entity acceptable to the Members by their unanimous vote thereof may become a Member in this Company either by the issuance by the Company of Membership Interests for such consideration as the Members by their unanimous votes shall determine, or as a transferee of a Member's Membership Interest or any portion thereof, subject to the terms and conditions of this Operating Agreement. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Manager(s) may, at their option, at the time a Member is admitted, close the Company books (as though the Company's tax year has ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Code Section 706(d) and the Treasury Regulations promulgated thereunder.

                                  ARTICLE 12.

                          DISSOLUTION AND TERMINATION

     12.01 Dissolution.

           (a) The Company shall be dissolved upon the occurrence of any of following events:

                 (1) when the period fixed for the duration of the Company shall expire pursuant to Section 2.05 hereof;

                 (2)  by the unanimous written agreement of all Members; or

                 (3) upon the happening of a Withdrawal Event, unless the business of the Company is continued by the consent of all the remaining Members within ninety (90) days after the Withdrawal Event and there are at least two remaining Members.

           (b) Notwithstanding anything to the contrary in this Operating Agreement, if a Member or Members owning in the aggregate not less than 86% of the Percentage Interests vote to dissolve the Company at a meeting of the Company pursuant to Article 7, then all of the Members shall agree in writing to dissolve, or sell the assets of, the Company on the date upon or in the event of no agreement, as soon as possible, but in any event not more than thirty days thereafter.

           (c) If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Member's executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member's rights for the purpose of settling his estate or administering his property.

           (d) A Member shall not take any voluntary action which directly causes a Withdrawal Event. Unless otherwise approved by Members owning a Majority Interest, a Member who resigns (a "Resigning Member") or whose Membership Interest is otherwise terminated by virtue of a Withdrawal Event, regardless of whether such Withdrawal Event was the result of a voluntary act by such Member, shall not be entitled to receive any distributions in excess of those distributions to which such Member would have been entitled had such Member remained a Member. Except as otherwise expressly provided herein, a Resigning Member shall immediately become an Economic Interest Owner. Damages for breach of this Section 12.01(d) shall be monetary damages only (and not specific performance), and such damages may be offset against distributions by the Company to which the Resigning Member would otherwise be entitled.

     12.02  Winding Up, Liquidation and Distribution of Assets.

           (a) Upon dissolution, an accounting shall be made by the Company's independent accountants of the accounts of the Company and of the Company's assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Managers shall immediately proceed to wind up the affairs of the Company.

           (b) If the Company is dissolved and its affairs are to be wound up, the Managers shall:

                 (1) Sell or otherwise liquidate all of the Company's assets as promptly as practicable (except to the extent the Managers may determine to distribute any assets to the Members in kind),

                 (2) Allocate any profit or loss resulting from such sales to the Members' and Economic Interest Owners' capital Accounts in accordance with
Article 9 hereof,

                 (3) Discharge all liabilities of the Company, including liabilities to Members and Economic Interest Owners who are creditors, to the extent otherwise permitted by law, other than liabilities to Members and Economic Interest Owners for Distributions, and establish such Reserves as may be reasonably necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members and Economic Interest Owners, the amounts of such Reserves shall be deemed to be an expense of the Company),

                 (4)  Distribute the remaining assets in the following order:

                      (i) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members and Economic Interest Owners shall be adjusted pursuant to the provisions of Article 9. and
Section 8.03 of this Operating Agreement to reflect such deemed sale.

                      (ii) The Positive balance (if any) of each Member's and Economic Interest Owner's Capital Account (as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, as determined by the Managers, with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to Section 12.02 (b) (i). Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704.1(b)(2)(ii)(b)(2) of the Treasury Regulations.

           (c) Notwithstanding anything to the contrary in this Operating Agreement, upon a liquidation within the meaning of Section 1.704-1 (b) (2) (ii)
(g) of the Treasury Regulations, if any Member has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

           (d) Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

           (e) The Manager(s) shall comply with all requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

     12.03 Articles of Dissolution. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefore and all of the remaining property and assets of the Company have been distributed, articles of dissolution as required by the Act, shall be executed in duplicate and filed with the Ohio Secretary of State.

     12.04 Effect of Filing of Articles of Dissolution. Upon the filing of articles of dissolution with the Ohio Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Managers shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company.

     12.05 Return of Contribution Nonrecourse to Other Members. Except as provided by law or as expressly provided in this Operating Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member, except as otherwise provided by law.

                                  ARTICLE 13.

                           MISCELLANEOUS PROVISIONS

     13.01 Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if (1) either by actual delivery of the notice into the hands of the parties thereunto entitled; (2) or by the mailing of the notice in the U.S. mail, certified mail, return receipt requested; or (3) sent by nationally recognized, overnight delivery service, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Operating Agreement. The notice shall be deemed to be received in case (1) on the date of its actual receipt by the party entitled thereto and in cases (2) or (3) on the date of its mailing or deposit with such delivery service. The failure or refusal of any party to accept any notice given pursuant to this paragraph shall be conclusively deemed receipt thereof and knowledge of its contents.

     13.02 Books of Account and Records. Proper and complete records and books of account shall be kept or shall be caused to be kept by the Managers in which shall be entered fully and accurately all transactions relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such books and records shall be maintained as provided in Section 9.14. The books and records shall at all times be maintained at the principal place of business of the Company.

     13.03 Application of Ohio Law. This Operating Agreement and its interpretation shall be governed exclusively by its terms and by the laws of the State of Ohio, and specifically the Act.

     13.04 Waiver of Action for Partition. Each Member and Economic Interest Owner irrevocably waives during the term of the Company any right that it may have to maintain any action for the partition with respect to the property of the Company.

     13.05 Amendments. This Amended and Restated Operating Agreement may not be amended except in writing by the affirmative vote of Members holding at least 86% of all

Percentage Interests. Any amendment changing the Percentage Interests of the Members requires the unanimous vote of the Members.

     13.06 Execution of Additional Instruments. Each Member hereby agrees to execute such other and statements of interest and holdings, designations and other instruments necessary to comply with any laws, rules or regulations.

     13.07 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa and the masculine gender shall include the feminine and neuter genders and vice versa.

     13.08 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

     13.09 Waivers. The failure of any party to seek redress for default of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a default, from having the effect of an original default.

     13.10 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any other remedy. Said rights and remedies are given in addition to any other legal rights the parties may have.

     13.11 Severability. If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     13.12 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Operating Agreement, their respective heirs, legal representatives, successors and assigns.

     13.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

     13.14 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Signatures on this Operating Agreement may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission.

     13.15 Entire Agreement. This Operating Agreement together with its Exhibits supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between them. It contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     13.16 Joint Preparation. The Members have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arise, this Agreement shall be construed as if drafted jointly by the Members and no presumption or burden of proof shall arise favoring or disfavoring any Member by virtue of the authorship of any of the provisions of this Agreement.

     13.17 Incorporation of Exhibits, Annexes and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the parties hereto have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below on the day and year first above written.



KFx, Inc.


By:________________________                  _________________________
   Theodore Venners                          Brad J. Radl
Its: President

                                             ________________________
AIW/P Holdings, Inc.                         Philip A. Weintz
an Ohio corporation

By:________________________                  ________________________
Its: President                               Willie B. Roland, Jr.


                                             ________________________
                                             Terry V. Radl


                                             ________________________
                                             Richard W. Vesel